SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 28, 2010
Education Management Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	001-34466	25-1119571

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 Sixth Avenue, Pittsburgh, Pennsylvania	15222

(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (412) 562-0900
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
     As previously reported, in October 2004, Apollo Group, Inc. (“Apollo”) and certain of its then current executive officers were named as defendants in three civil lawsuits in the U.S. District Court for the District of Arizona alleging violations of Sections 10(b) and 20(b) of the Securities Exchange Act of 1934, as amended, later consolidated as In re Apollo Group Inc. Securities Litigation. Although Education Management Corporation (the “Company”) is not a party to this litigation or otherwise involved in the proceedings, the Company’s Chief Executive Officer was an executive officer of Apollo during the relevant period and was named as a defendant in the lawsuits. In August 2008, the District Court entered judgment in favor of all of the defendants, overturning a previous jury verdict in favor of the plaintiffs. On June 24, 2010, Apollo announced that the United States Court of Appeals for the Ninth Circuit reversed the District Court’s ruling in favor of the defendants and ordered the District Court to enter judgment against the defendants in accordance with the jury verdict. Apollo also announced that it will explore all available options for seeking further review of the Ninth Circuit’s decision.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDUCATION MANAGEMENT CORPPORATION
By:	/s/ J. Devitt Kramer
Senior Vice President, General Counsel and
Secretary

Dated: June 28, 2010